Exhibit 99.1

World Fuel Services Corporation Reports First Quarter Results

Generated $92 million of Operating Cash Flow in the First Quarter

MIAMI--(BUSINESS WIRE)--April 30, 2014--World Fuel Services Corporation (NYSE:INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel and related products and services, today reported first quarter net income of $50.7 million or $0.71 diluted earnings per share compared to $48.7 million or $0.68 diluted earnings per share in the first quarter of 2013. Non-GAAP net income and diluted earnings per share for the first quarter, excluding share-based compensation, amortization of acquired intangible assets and expenses related to the acquisition of Watson Petroleum Limited were $58.5 million and $0.83, respectively, compared to $55.0 million and $0.77 in 2013.

“We were pleased with our results this quarter as our diversified business model produced a solid result,” stated Michael J. Kasbar, president and chief executive officer of World Fuel Services Corporation. “The completion of the Watson Petroleum acquisition this quarter, as well as the continued evolution of other recently acquired businesses will provide us with a greater foundation for future growth.”

The company’s aviation segment generated gross profit of $68.9 million, a decrease of $15.5 million or 18.3% sequentially and $8.1 million or 10.5% year-over-year. The company’s marine segment generated gross profit of $47.8 million, an increase of $5.0 million or 11.7% sequentially and $6.2 million or 14.8% year-over-year. The company’s land segment posted gross profit of $71.3 million, an increase of $2.9 million or 4.2% sequentially and $7.6 million or 11.9% year-over-year.

“We generated $92 million of cash flow from operations this quarter and have now generated positive cash flow from operations for the past seven consecutive quarters,” said Ira M. Birns, executive vice president and chief financial officer. “Our continued ability to effectively manage our balance sheet is delivering strong cash flow, which should continue to serve us well as we further develop organic opportunities and pursue strategic investments.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share based compensation, amortization of acquired intangible assets and expenses related to the acquisition of Watson Petroleum Limited primarily because we do not believe they are reflective of the Company's core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, as well as the expenses related to the acquisition of Watson Petroleum Limited, are useful for purposes of evaluating operating performance of our core operating results and comparing them period-over-period. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about future growth, organic opportunities and strategic investments. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 14, 2014. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel and related products and services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	March 31,	December 31,
	2014	2013

Assets:
Current assets:
Cash and cash equivalents	$446,499	$292,061
Accounts receivable, net	2,771,626	2,538,642
Inventories	584,842	655,046
Prepaid expenses and other current assets	337,140	329,752

Total current assets	4,140,107	3,815,501

Property and equipment, net	189,721	129,685

Goodwill, identifiable intangible and other non-current assets	937,138	794,091

Total assets	$5,266,966	$4,739,277

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$15,701	$14,647
Accounts payable	2,362,174	2,210,427
Accrued expenses and other current liabilities	336,253	289,441

Total current liabilities	2,714,128	2,514,515

Long-term debt	712,960	449,064
Other long-term liabilities	108,034	96,804
Total liabilities	3,535,122	3,060,383

Equity:
World Fuel shareholders' equity	1,727,069	1,673,898
Noncontrolling interest equity	4,775	4,996
Total equity	1,731,844	1,678,894

Total liabilities and equity	$5,266,966	$4,739,277

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended
	March 31,
	2014	2013

Revenue	$10,550,896	$10,184,029
Cost of revenue	10,362,864	10,001,650

Gross profit	188,032	182,379

Operating expenses:
Compensation and employee benefits	71,075	69,429
Provision for bad debt	1,154	1,103
General and administrative	51,499	44,906

Total operating expenses	123,728	115,438

Income from operations	64,304	66,941
Non-operating expenses, net	(2,498)	(3,539)

Income before income taxes	61,806	63,402
Provision for income taxes	11,300	12,291

Net income including noncontrolling interest	50,506	51,111
Net (loss) income attributable to noncontrolling interest	(221)	2,386

Net income attributable to World Fuel	$50,727	$48,725

Basic earnings per common share	$0.72	$0.68

Basic weighted average common shares	70,705	71,288

Diluted earnings per common share	$0.71	$0.68

Diluted weighted average common shares	71,394	71,999

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2014	2013

Cash flows from operating activities:
Net income including noncontrolling interest	$50,506	$51,111
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by
operating activities:
Depreciation and amortization	12,457	10,848
Provision for bad debt	1,154	1,103
Share-based payment award compensation costs	3,968	3,872
Other	4,424	(246)
Change in cash collateral with financial counterparties	(10,096)	563
Changes in assets and liabilities, net of acquisitions	29,180	42,259
Total adjustments	41,087	58,399
Net cash provided by operating activities	91,593	109,510

Cash flows from investing activities:
Acquisitions, net of cash acquired	(153,963)	-
Capital expenditures	(8,872)	(12,949)
Escrow payment related to an assumed obligation of an acquired business	(21,724)	-
Net cash used in investing activities	(184,559)	(12,949)

Cash flows from financing activities:
Borrowings (repayments) of debt, net	252,296	(103,651)
Dividends paid on common stock	(2,644)	(2,667)
Other	(2,324)	(2,735)
Net cash provided by (used in) financing activities	247,328	(109,053)

Effect of exchange rate changes on cash and
cash equivalents	76	(648)

Net increase (decrease) in cash and cash equivalents	154,438	(13,140)

Cash and cash equivalents, as of beginning of period	292,061	172,740

Cash and cash equivalents, as of end of period	$446,499	$159,600

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended
	March 31,
	2014	2013

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$50,727	$48,725
Share-based compensation expense, net of income taxes (1)	2,666	2,543
Intangible asset amortization expense, net of income taxes (2)	3,948	3,732
Expenses related to the acquisition of Watson Petroleum
Limited	1,140	-
Non-GAAP net income attributable to World Fuel	$58,481	$55,000

GAAP diluted earnings per common share	$0.71	$0.68
Share-based compensation expense, net of income taxes (1)	0.04	0.04
Intangible asset amortization expense, net of income taxes (2)	0.06	0.05
Expenses related to the acquisition of Watson Petroleum
Limited	0.02	-
Non-GAAP diluted earnings per common share	$0.83	$0.77

(1)	The pre-tax amount of share-based compensation expense was $3,968 and $3,872 for the three months ended March 31, 2014 and 2013, respectively.

(2)	The pre-tax amount of intangible asset amortization expense was $5,975 and $5,845 for the three months ended March 31, 2014 and 2013, respectively.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
(UNAUDITED - IN THOUSANDS)

		For the Three Months ended
		March 31,
		2014	2013
Revenue:
	Aviation segment	$4,249,803	$3,930,588
	Marine segment	3,480,217	3,717,139
	Land segment	2,820,876	2,536,302
		$10,550,896	$10,184,029

Gross profit:
	Aviation segment	$68,921	$76,984
	Marine segment	47,842	41,682
	Land segment	71,269	63,713
		$188,032	$182,379

Income from operations:
	Aviation segment	$30,071	$34,880
	Marine segment	21,025	15,259
	Land segment	26,530	27,380
		77,626	77,519
	Corporate overhead - unallocated	13,322	10,578
		$64,304	$66,941

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer